Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of E-Waste Systems, Inc. for the year ending December 31, 2011, I, Steven Hollinshead, Chief Financial Officer of E-Waste Systems, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report of Form 10-K for the year ending December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of E-Waste Systems, Inc.

Date: April 16, 2012

E-Waste Systems, Inc.

By:	/s/ Steven Hollinshead Steven Hollinshead, Chief Financial Officer